Exhibit 99.1

NATIONAL HOLDINGS CORPORATION POSTS RESULTS FOR THE
FIRST QUARTER ENDED DECEMBER 31, 2011

Despite unfavorable market conditions the retail brokerage, trading and investment banking environment is showing signs of improvement in 2012

New York, New York, February 15, 2012 -- National Holdings Corporation (OTCBB: NHLD.OB), a full service investment banking company operating through its wholly-owned subsidiaries, reported earnings for its first fiscal quarter ended December 31, 2011.

Total revenues decreased by $9,576,000, or 27%, for the first quarter ended December 31, 2011 to $25,398,000, from $34,974,000 for the same period in 2010.  The decrease in revenues is due primarily to unfavorable market conditions impacting the Company’s retail and trading divisions, while the investment banking and asset management division’s performance improved.

“The market volatility over the last quarter resulted in a challenging business setting, yet despite this difficult environment, we look forward to the upcoming quarters with a high level of optimism,” stated Mark Goldwasser, Chief Executive Officer.  “Our objective is to continue to build out our platform as we now see some encouraging results as the markets continue to stabilize and improve enabling us to benefit from our retail platform and investment banking.”

“With the challenging market conditions, our goal is to further improve our operating leverage by continuing to streamline our operations and cost structure as we grow our business, which should serve to enhance returns in the favorable market conditions we currently are experiencing,” said Leonard J. Sokolow, President.  “We continue to strive to improve our operational offerings and better serve our individual clients, institutions and the more than 900 independent investment advisors, brokers, traders, sales associates and support personnel that rely on our compliance, supervision, operating infrastructure, research, strategic views, trading and investment banking to enable them to run and grow their businesses and portfolios.”

The loss before interest, taxes, depreciation and amortization (EBITDA), adjusted to exclude non-cash compensation expense, write down of forgivable loans and change in fair value of derivative instruments, was approximately $311,000 for the first quarter ended December 31, 2011, representing a decline of $1,436,000 as compared to an adjusted EBITDA profit of approximately $1,125,000, adjusted to exclude non-cash compensation expense, write down of forgivable loans and change in fair value of derivative instruments, for the first quarter year ended December 31, 2010.

The Company reported net loss of $1,009,000 in the first quarter of fiscal year 2012 compared to a net profit of $886,000 in the first quarter of fiscal year 2011, representing a decline of $1,895,000 in the first quarter of fiscal year 2012 from the same quarter in 2011.  The net loss attributable to common stockholders in the first quarter of fiscal year 2012 was $1,102,000, or a net loss of $.05 per common share basic and a net loss of $.05 per common share on a fully diluted basis, as compared to a net income attributable to common stockholders in the first quarter of fiscal year 2011 of $782,000, or $.04 per common share on a basic and $.01 on a fully diluted basis.  The net loss and net profit attributable to common stockholders for the first quarter of fiscal year 2012 and 2011, respectively, reflects $93,000 and $104,000 of cumulative preferred stock dividends on the Company’s Series A preferred stock respectively.

About National Holdings Corporation

With anticipated annual revenues of approximately $130 million for the fiscal year 2012 and over 900 independent advisors, brokers, traders, sales associates and support personnel, the Company is a leading Independent Advisor and Broker services company.  As the migration of financial advisors from wire houses, such as Merrill Lynch (NYSE: ML) and Morgan Stanley (NYSE:MS) to Independent Advisors and Brokers, like the Company and LPL Financial (NASDAQ:LPLA) accelerates, the Company's open architecture, high pay-out percentage, top tier compliance, supervision and operations are attractive to those advisors and brokers who want their independence but also want the support and product offerings of a larger firm.

National Holdings Corporation is a holding company for National Securities Corporation, vFinance Investments, Inc., EquityStation, Inc., National Asset Management, Inc., and National Insurance Corporation.  National Securities, vFinance and EquityStation are broker-dealers registered with the Securities and Exchange Commission (“SEC”), and members of FINRA and SIPC.  National Securities and vFinance are also members of the NFA.  National Asset Management is a federally-registered investment adviser.  National Insurance provides a full array of fixed insurance products to its clients.  For more information, please visit our websites at www.nationalsecurities.com and www.vfinance.com.

Safe Harbor Statements

This release contains forward-looking statements within the meaning of the federal securities laws.  The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  Information on significant potential risks and uncertainties that may also cause differences includes, but is not limited to, those mentioned by National Holdings from time to time in their filings with the SEC.  The words “may,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend,” “project,” “anticipate,” “could,” “would,” “should,” “seek,” “continue,” “pursue” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made.  National Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may be disclosed from time to time in our SEC filings or otherwise, including the factors discussed in Item 1A, Risk Factors, of our Annual Report on Form 10-K and in or periodic reports on Form 10-Q, and, therefore, readers should not place undue reliance on these forward-looking statements.

CONTACTS:

Mark Goldwasser	Leonard J. Sokolow
Chief Executive Officer	Vice Chairman and President
Tel: 212-417-8210	Tel: 561-981-1005

NATIONAL HOLDINGS CORPORATION
(CONSOLIDATED)
FINANCIAL HIGHLIGHTS

	Three Months Ended Unaudited
	December 31, 2011	December 31, 2010

Revenues	$25,398,000	$34,974,000

Net income (loss)	$(1,009,000)	$886,000

Preferred stock dividends	(93,000)	(104,000)

Net income (loss) attributable to common stockholders	$(1,102,000)	$782,000

Income (loss) per share attributable to common stockholders - Basic	$(0.05)	$0.04

Income (loss) per share attributable to common stockholders - Diluted	$(0.05)	$0.01

Weighted average number of shares outstanding - Basic	21,646,902	17,687,682

Weighted average number of shares outstanding - Diluted	21,646,902	27,100,374

NATIONAL HOLDINGS CORPORATION
(CONSOLIDATED)
Reconciliation of Net Income (Loss) to EBITDA, as Adjusted

	Three Months Ended December 31,
	2011	2010

Net income (loss), as reported	$(1,009,000)	$886,000
Interest expense	276,000	295,000
Taxes	29,000	19,000
Depreciation	149,000	174,000
Amortization	155,000	155,000
EBITDA	(400,000)	1,529,000
Non-cash compensation expense	6,000	100,000
Forgivable loan write down	83,000	114,000
Change in fair value of derivative	-	(618,000)
EBITDA, as adjusted	$(311,000)	$1,125,000

Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for non-cash compensation expense, amortization of forgivable loans and change in fair value of derivative instruments, is a key metric the Company uses in evaluating its financial performance.  EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC pursuant to the Securities Act of 1933, as amended.  The Company considers EBITDA, as adjusted with forgivable loan amortization, an important measure of its ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities.  EBITDA, as adjusted, eliminates the non-cash effect of tangible asset depreciation and amortization of intangible assets and stock-based compensation.  EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.